UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: November 18, 2013

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01  Other Events

On November 22, 2013, NextEra Energy, Inc. (NEE) sold 4,500,000 shares of its common stock (the company shares) to Citigroup Global Markets Inc. and Barclays Capital Inc. (the underwriters), and Citigroup Global Markets Inc., as agent of Citibank, N.A. in the capacity of forward counterparty as described below, sold to the underwriters 6,600,000 shares of NEE’s common stock (the borrowed shares) in connection with the forward sale agreement described below.

In connection with the offering and sale of the borrowed shares, NEE entered into a confirmation of forward sale transaction, dated November 18, 2013 (the forward sale agreement) with the forward counterparty. Under the forward sale agreement, NEE is obligated to deliver to the forward counterparty shares of NEE common stock on the settlement date or dates of the forward sale agreement, unless cash settlement or net share settlement is elected by NEE as described below. The forward sale agreement provides for settlement on a settlement date or dates to be specified at NEE’s direction, which settlement will occur no later than December 31, 2014. NEE generally has the right to elect physical, cash or net share settlement under the forward sale agreement. Although NEE expects to physically settle the forward sale agreement entirely by delivering an aggregate of 6,600,000 shares of its common stock, it may elect cash or net share settlement, in its discretion, for all or a portion of its obligations under the forward sale agreement. In the event that NEE elects physical settlement of the forward sale agreement, it will deliver shares of its common stock in exchange for cash proceeds at the then applicable forward sale price. The forward sale price will initially be $88.03 per share, which is the price per share at which the underwriters purchased the common stock from the forward counterparty. In the event that NEE elects cash or net share settlement, the forward sale price will be compared to an average market price around the settlement date. NEE will pay the differential in cash or net shares equal to the difference if the average market price exceeds the forward sale price. The forward counterparty will pay the differential in cash or net shares equal to the difference if the average market price is less than the forward sale price. The forward sale agreement provides that the initial forward sale price will be subject to adjustment. The forward counterparty will have the right to accelerate the forward sale agreement and require NEE to physically settle the forward sale agreement on a date specified by the forward counterparty in certain circumstances.

The description of the forward sale agreement set forth above is qualified in its entirety by reference to the forward sale agreement, a copy of which is filed as exhibit 1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the offering and sale of the company shares and the borrowed shares, the shares were registered under the Securities Act of 1933 pursuant to Registration Statement Nos. 333-183052, 333-183052-01 and 333-183052-02.  This Current Report on Form 8-K is being filed in part to report as exhibits certain documents in connection with the sale of the shares.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed pursuant to Item 8.01 herein.

Exhibit Number	Description
1	Confirmation of Forward Sale Transaction dated November 18, 2013 between NextEra Energy, Inc. and Citibank, N.A. in its capacity as the forward counterparty
5(a)	Opinion and Consent, dated November 22, 2013, of Squire Sanders (US) LLP, counsel to NextEra Energy, Inc.
5(b)	Opinion and Consent, dated November 22, 2013, of Morgan, Lewis & Bockius LLP, counsel to NextEra Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
(Registrant)

Date:  November 22, 2013

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer

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